Exhibit 99.01
LIBERTY ACQUISITION HOLDINGS CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF LIBERTY ACQUISITION HOLDINGS CORP.
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON [     ], 2010
     The undersigned hereby appoints Martin Franklin and Jared Bluestein, and each of them, as proxies, acting jointly or individually, with full power of substitution, for and in the name of the undersigned to vote all shares of common stock, par value $0.0001 per share, of Liberty Acquisition Holdings Corp., or Liberty, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [     ], 2010 at [     ] Eastern time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY, and at any adjournment or postponement thereof, upon such business as may properly come before such meeting, including the matters set forth in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. This proxy revokes any proxy previously given for the same shares of stock.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE BACK OF THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC INSTRUCTIONS AS TO ANY PROPOSAL, IT WILL BE VOTED FOR THAT PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ACTING JOINTLY OR INDIVIDUALLY, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AT PRESENT, THE BOARD KNOWS OF NO OTHER BUSINESS WHICH WILL COME BEFORE THE MEETING.
(Continued on Reverse. Please Sign and Date.)

1.	Reincorporation Proposal — a proposal to change Liberty’s state of incorporation from Delaware to Virginia by means of a merger, referred to as the reincorporation merger, of Liberty into Liberty Acquisition Holdings Virginia, Inc., or Liberty Virginia, a Virginia corporation and wholly owned subsidiary of Liberty, whose articles of incorporation and bylaws will become the articles of incorporation and bylaws of the surviving corporation upon completion of the reincorporation merger. The reincorporation merger would be the first step of the business combination contemplated by the Business Combination Proposal, below.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Business Combination Proposal — a proposal to approve a business combination by the approval and adoption of the amended and restated business combination agreement, dated as of August 4, 2010, and as amended by Amendment No. 1, dated August 13, 2010, by and among Liberty, Liberty Virginia and Promotora de Informaciones, S.A., or Prisa, pursuant to which Liberty would reincorporate as a Virginia corporation, upon the consummation of the reincorporation merger described above, and immediately thereafter each outstanding share of Liberty Virginia common stock would be exchanged for either, at the option of the stockholder, $10.00 in cash or the following consideration: (a) 1.5 newly created Prisa Class A ordinary shares, (b) 3.0 newly created Prisa Class B convertible non-voting shares and (c) $0.50 in cash, as well as cash in lieu of cash of any fractional shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	If you voted “AGAINST” the Business Combination Proposal, above, and you hold shares of Liberty common stock issued as part of the units issued in Liberty’s initial public offering, you may exercise your redemption rights and demand that Liberty redeem your shares of common stock for a pro rata portion of the trust account by marking the “Exercise Redemption Rights” box to the right. If you exercise your redemption rights, then Liberty will redeem your shares of Liberty common stock for cash and you will no longer own these shares. You will only be entitled to receive cash for these shares if you affirmatively vote against the Business Combination Proposal, continue to hold your shares through the effective time of the business combination and then tender your shares to Liberty’s transfer agent prior to the vote on the business combination at the special meeting. Failure to (a) vote against the Business Combination Proposal, (b) check the “Exercise Redemption Rights” box to the right, (c) tender your shares to Liberty’s transfer agent and (d) submit this proxy in a timely manner, will result in the loss of your redemption rights.	EXERCISE REDEMPTION RIGHTS ☐

3.	The Liquidation Proposal — a proposal to dissolve Liberty in accordance with Delaware law and approve the proposed plan of distribution submitted to the stockholders at the special meeting, which proposal may be abandoned by Liberty’s Board of Directors, notwithstanding approval of such proposal by Liberty’s stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting of stockholders to adopt the business combination proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Date                      Signature                                          Joint Signature                                                              Title or Authority
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. CORPORATE PROXIES SHOULD BE SIGNED IN CORPORATE NAME BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE THEIR TITLE WHEN SIGNING.

Mark, sign and date your proxy card
and return it in the
enclosed postage-paid envelope.
~ DETACH ADMISSION TICKET ~
ADMISSION TICKET
Notice: If you plan on attending the Special Meeting,
please use this admission ticket.
No admission will be granted without an admission ticket.
SPECIAL MEETING OF STOCKHOLDERS
[          ], 2010, [          ] (EASTERN TIME)
Greenberg Traurig, LLP
200 Park Avenue
New York, NY
1-212-801-9200
Please sign, date, and return the proxy card promptly using the enclosed envelope even if you plan to attend the Special Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.